Exhibit 10.1

AMENDMENT NUMBER TWO TO

EXECUTIVE’S CHANGE IN CONTROL AGREEMENT

This Amendment, made and entered into as of the              day of September, 2004, by and between GOLD KIST INC. (the “Company”) and                                  (the “Executive”).

W I T N E S S E T H:

WHEREAS, Executive and the Company entered into a Change in Control Agreement as amended (the “Change in Control Agreement”); and

WHEREAS, in connection with the initial public offering of the Company’s common stock, the Board of Directors of the Company desires to grant to Executive restricted stock (the “IPO Restricted Stock”) that will vest at the earliest of (i) the end of three years from the grant date if the Executive is then still employed by the Company or an affiliate, (ii) the death, disability or retirement of the Executive, (iii) the Executive’s termination without Cause or resignation for Good Reason within two years after a Change in Control of the Company (as such capitalized terms are defined in the applicable equity incentive plan), or (iv) the Executive’s termination of employment for any reason during the 30-day period beginning on the first annual anniversary of a Change in Control; and

WHEREAS, the Change in Control Agreement provides benefits to the Executive in the event of his or her termination of employment for any reason within two years after a Change in Control of the Company, as defined in the Change in Control Agreement (the “Severance Payment”); and

WHEREAS, it is the intention of the Board that, the IPO Restricted Stock award be “value neutral” in the sense that it will neither increase nor decrease the aggregate amount received by the Executive in the event of a Change in Control of the Company occurring during the three-year period following the grant date and ending immediately prior to the third annual anniversary of the grant date, unless the IPO Restricted Stock award is valued at more than the Severance Payment; and

WHEREAS, the award of IPO Restricted Stock to the Executive is contingent upon the Executive’s prior execution of this Amendment to the Change in Control Agreement;

NOW, THEREFORE, in consideration of the premises and the Executive’s future services to the Company, the parties hereby agree as follows:

1. A new Section 2(c) shall be added immediately prior to Section 3 of the Change in Control Agreement, which shall read as follows:

“(c) For purposes of this Agreement, the term “IPO Restricted Stock” refers to that certain award to the Executive under the Gold Kist Holdings Inc. Long-Term Incentive Plan of restricted shares of common stock of Gold Kist Holdings Inc. that will be granted to the Executive on or about the effective date of the initial public offering of such common stock. Notwithstanding anything to the contrary in this Agreement: (i) the Severance Payment, if any, payable to the Executive under this Agreement during the period from the date of the grant of the IPO Restricted Stock award to but not including the third annual anniversary of the date of grant shall be reduced, dollar for dollar, but not below zero, by the taxable income recognized by the Executive from the vesting of the IPO Restricted Stock before such third annual anniversary, with the result that during such three-year period ending immediately prior to the third annual anniversary the aggregate benefit to the Executive (i.e., the taxable value of the IPO Restricted Stock award and the Severance Payment under this Agreement) will be no more and no less than the Severance Payment under this Agreement would have been had the IPO Restricted Stock award not been granted to the Executive, unless the IPO Restricted Stock award is valued at more than the Severance Payment, and (ii) at all times from and after the third annual anniversary of the date of grant of the IPO Restricted Stock, the taxable income recognized by the Executive from the vesting of the IPO Restricted Stock that is included in the Executive’s W-2 gross income shall be ignored for purposes of calculating the Severance Payment under this Change in Control Agreement.”

2. As amended hereby, the Change in Control Agreement remains in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

GOLD KIST INC.

By:

Title:

EXECUTIVE

[Executive’s Name]